UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2012

ANTERO RESOURCES LLC

(Exact name of registrant as specified in its charter)

Delaware	333-164876-06	90-0522242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 17th Street
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 357-7310

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry Into a Material Definitive Agreement.

On November 1, 2012, through its indirect wholly owned subsidiaries Antero Resources Piceance LLC and Antero Resources Pipeline LLC, Antero Resources LLC (“Antero”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Ursa Resources Group II LLC (“Ursa”).  Pursuant to the terms of the Purchase Agreement, Antero has agreed to sell and Ursa has agreed to purchase all of Antero’s exploration, production, and gathering pipeline assets in the Piceance Basin for a cash purchase price of $325 million, subject to customary pre-closing adjustments. The assets to be sold consist of a leasehold of 61,000 net acres and 30 miles of gathering pipeline. Ursa will also assume all of Antero’s Rocky Mountain firm transportation obligations.

The closing of the transactions contemplated by the Purchase Agreement, which will have an effective date of October 1, 2012, is expected to occur by the end of 2012. The closing is subject to customary closing conditions, including confirmation of the parties’ representation and warranties and performance of the covenants contained in the Purchase Agreement. If the Purchase Agreement is terminated under certain circumstances, Antero may retain the $16.25 million deposit paid by Ursa. Antero estimates that it will recognize a loss between $375 and $400 million upon closing.

A copy of the Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.  The above description is a summary only and is qualified in its entirety by reference to the complete text of the Purchase Agreement.   The Purchase Agreement is filed herewith to provide investors with information regarding its terms. It is not intended to provide any other factual information about Antero or Ursa. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by Antero and Ursa to each other in connection with the signing of the Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between Antero and Ursa rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual statements of fact about Antero or Ursa.

Item 7.01.           Regulation FD Disclosure.

On November 5, 2012, Antero issued a press release announcing that it entered into a definitive agreement with Ursa for the sale of its Piceance assets. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2. of Form 8-K, the information set forth in this Item 7.01 and in the corresponding Exhibit 99.1 shall be deemed to be “furnished” and not “filed” for purposes of the Securities and Exchange Act of 1934, as amended.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

EXHIBIT	DESCRIPTION
2.1††	Purchase and Sale Agreement by and among Antero Resources Piceance LLC, Antero Resources Pipeline LLC and Ursa Resources Group II LLC, dated as of November 1, 2012.
99.1	Antero Resources press release dated November 5, 2012

††The immaterial schedules and exhibits to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Antero Resources LLC will furnish copies of such schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO RESOURCES LLC

	By:	/s/ Glen C. Warren, Jr.
Glen C. Warren, Jr.
President and Chief Financial Officer

Dated: November 6, 2012

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
2.1††	Purchase and Sale Agreement by and among Antero Resources Piceance LLC, Antero Resources Pipeline LLC and Ursa Resources Group II LLC, dated as of November 1, 2012.
99.1	Antero Resources press release dated November 5, 2012

††The immaterial schedules and exhibits to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Antero Resources LLC will furnish copies of such schedules to the Securities and Exchange Commission upon request.